Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Westside Energy Corporation

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2008 relating to the consolidated financial statements of Westside Energy Corporation as of December 31, 2007 and 2006, and for each of the two years then ended, appearing in the Annual Report on Form 10-KSB of Westside Energy Corporation for the year ended December 31, 2007.

/s/ Malone & Bailey, PC
Malone & Bailey, PC www.malonebailey.com Houston, Texas

June 24, 2008